As filed with the Securities and Exchange Commission on September 3, 2003.

                                                   Registration No. 333-
==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             --------------------
                          Honeywell International Inc.
             (Exact name of registrant as specified in its charter)

                 Delaware                             22-2640650
        (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)          Identification Number)

              P.O. Box 4000
           Morristown, New Jersey                      07962-2497
   (Address of Principal Executive Offices)            (Zip Code)
                             ---------------------
                     Honeywell Savings and Ownership Plan II
                            (Full title of the plan)
                             ---------------------
                                THOMAS F. LARKINS
                       Vice President, Corporate Secretary
                           and Deputy General Counsel
                          Honeywell International Inc.
                                101 Columbia Road
                     Morris Township, New Jersey 07962-2497
                     (Name and address of agent for service)
                                 (973) 455-2000
          (Telephone number, including area code of agent for service)
                             ---------------------

                         CALCULATION OF REGISTRATION FEE

                               Proposed        Proposed
Title of                       maximum         maximum
securities                     offering        aggregate     Amount of
to be           Amount to be   price per       offering      registration
registered (1)  Registered     share (2)       price (2)     fee (2)
Common Stock,
par value $1.00
per share (3)  4,000,000 sh.    $28.70       $114,800,000     $9,287.32

(1) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests offered or sold pursuant to the plan.

(2) Estimated in accordance with Rule 457(h) of the Act, solely for the purpose of calculating the registration fee. $28.70 represents the average of the high and low sales prices of common stock on the New York Stock Exchange Composite Tape on August 28, 2003.

(3) The shares of common stock being registered consist of shares of common stock acquired by the plan trustee pursuant to the plan for the account of participants.

                                EXPLANATORY NOTE

         Honeywell International Inc. ("Honeywell" or the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of its common stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to the Honeywell Savings and Ownership Plan II (the "Plan")

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Honeywell Savings and Ownership Plan II (formerly known as the AlliedSignal Thrift Plan) as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act of 1933.

         Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will update and supersede information on file with the SEC as of the date of this prospectus. We incorporate by reference:

HONEYWELL'S SEC FILINGS (FILE NO. 1-8974)

         Annual Report on Form 10-K for the year ended December 31, 2002.

         Quarterly Report on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

         Current Reports on Form 8-K filed on January 30, 31, April 17, and July 17, 2003.

         Annual Report on Form 11-K of the Plan for the year ended December 31, 2002.

         Honeywell's Proxy Statement filed on March 17, 2003.

         Registration Statement on Form S-3 filed on November 25, 2002 describing Honeywell's common stock.

         We incorporate by reference additional documents that Honeywell or the Plan may file with the SEC after the date of this registration statement. These documents include periodic reports, which may include the Plan's Annual Report on Form 11-K, and Honeywell's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

Item 4. Description of Securities

         The securities to be offered are registered under Section 12(b) of the Securities Exchange Act of 1934.

Item 5. Interests of Independent Accountants and Counsel

Independent Accountants

         With respect to the unaudited financial information of Honeywell International Inc. for the three-month periods ended March 31, 2003 and 2002, and for the three and six-month periods ended June 30, 2003 and 2002, incorporated by reference in this Registration Statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2003 and August 8, 2003 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

Internal Counsel

         The legality of the common stock offered hereby has been passed upon by Gail E. Lehman, Assistant General Counsel--Securities and Finance of Honeywell. As of August 18, 2003, Ms. Lehman beneficially owned 2,195.53 shares of Honeywell common stock and had 27,460 options to acquire additional shares of Honeywell common stock granted under option plans of Honeywell.


Item 6. Indemnification of Directors and Officers

         Delaware law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

         Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duly of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

         Under Article ELEVENTH of Honeywell's Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by Delaware law.

         Under Delaware law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

         If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

         In addition, Honeywell maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Honeywell pursuant to Honeywell's Restated Certificate of

Incorporation, Delaware law, or otherwise, Honeywell has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and it therefore unenforceable.

Item 7. Exemption from Registration Claimed

         The securities that are to be reoffered or resold pursuant to this registration statement were issued to employees of the registrant pursuant to employee benefit plans maintained by the registrant in transactions that were exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereto and/or Rule 701 thereunder.

Item 8. Exhibits

Exhibit
  No.                             Description
-------                           -----------

4.1 Honeywell's Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3(i) to our Form 8-K filed December 3, 1999).

4.2 Honeywell's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to our Form 10-Q for the quarter ended September 30, 2001).

5 Opinion of Gail E. Lehman, Esq., with respect to the legality of the securities being registered hereby (filed herewith).

15 Independent Accountants Acknowledgment Letter as to the incorporation of their reports relating to unaudited interim financial information (filed herewith).

23.1     Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2     The consent of Gail E. Lehman Esq. is contained in her opinion filed as
         Exhibit 5 to this registration statement.

24       Powers of Attorney (filed herewith).

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 3rd day of September, 2003.

                                      Honeywell International Inc.

                                      By: /s/ David J. Anderson
                                          ---------------------
                                          David J. Anderson
                                          Senior Vice President and
                                          Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Name                   Title                             Date
             ----                   -----                             ----
              *                Chairman and Chief Executive
  ----------------------------  Officer
      (David M. Cote)

              *                Director
  ----------------------------
      (Hans W. Becherer)

              *                Director
  ----------------------------
      (Gordon M. Bethune)

              *                Director
  ----------------------------
      (Marshall N. Carter)

              *                Director
  ----------------------------
      (Jaime Chico Pardo)

              *                Director
  ----------------------------
        (Clive R. Hollick)

              *                Director
  ----------------------------
       (James J. Howard)

              *                Director
  ----------------------------
        (Bruce Karatz)

              *                Director
  ----------------------------
      (Robert P. Luciano)

              *                Director
  ----------------------------
      (Russell E. Palmer)

              *                Director
  ----------------------------
     (Ivan G. Seidenberg)

              *                Director
  ----------------------------
      (John R. Stafford)

              *                Director
  ----------------------------
      (Michael W. Wright)

                              Senior Vice President and   September 3, 2003
 /s/ David J. Anderson           Chief Financial Officer
------------------------------  (Principal Financial Officer)
     (David J. Anderson)

                              Vice President and          September 3, 2003
  /s/ John J. Tus               Controller (Principal
------------------------------   Accounting Officer)
       (John J. Tus)

*By: /s/ Thomas F. Larkins
     ---------------------
      (Thomas F. Larkins,                                 September 3, 2003
       Attorney-in-Fact)

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 3rd day of September, 2003.

                                   Honeywell Savings and Ownership Plan II

                                   By:
                                      /s/ David M. Cote
                                      -----------------
                                      David M. Cote
                                      Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
  No.                                 Description
-------                               -----------

4.1 Honeywell's Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3(i) to our Form 8-K filed December 3, 1999).

4.2 Honeywell's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to our Form 10-Q for the quarter ended September 30, 2001).

5 Opinion of Gail E. Lehman, Esq., with respect to the legality of the securities being registered hereby (filed herewith).

15 Independent Accountants Acknowledgment Letter as to the incorporation of their reports relating to unaudited interim financial information (filed herewith).

23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2 The consent of Gail E. Lehman, Esq. is contained in her opinion filed as
     Exhibit 5 to this registration statement.

24   Powers of Attorney (filed herewith).